UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 6, 2006

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code	252-264-2064

(Former Name or Former Address, If Changed Since Last Report)

Item 8.01

Other Events

On September 27, 2005, the Company filed a Form 8-K with Date of Report of September 21, 2005 which indicated that on September 16, 2005, it had entered into a Securities Purchase Agreement (“the Agreement”) and related agreements with a group of four private unaffiliated investors.   Per the terms of the Agreement, the Company was to receive financing in the amount of  $2,480,000 pursuant to 8% callable secured convertible notes convertible into shares of the Company’s common stock.  The investors also received 5 year term warrants, exercisable at $.75 per share. The Company initially received $1,000,000 and received a further $500,000 (on November 12, 2005) immediately prior to filing its Registration Statement on Form SB-2 on November 14, 2005.  The third and final payment of $500,000 was to have been received upon issuance of SEC order of effectiveness.  Notwithstanding such agreement and the fact that the above referenced Registration Statement has not been declared effective, the Company nevertheless received the aforesaid final payment of $500,000 on June 6, 2006.The foregoing is a brief summary of certain pertinent terms and conditions contained in the financing documents, but does not purport to be in full and complete description of such terms and conditions.  Accordingly, reference is made to the Form 8-K filed on September 27, 2005 and in particular Exhibit 10.1 thereto.

Item 9.01

Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2006

Greens Worldwide Incorporated

/s/  R. Thomas Kidd

R. Thomas Kidd

President & CEO

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